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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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ATN International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ATN INTERNATIONAL, INC.
500 Cummings Center, Suite 2450
Beverly, MA 01915

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 15, 2020

August 6, 2020

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of ATN International, Inc., which will be held on Tuesday, September 15, 2020 at 9:00 a.m. ET for the following purposes:

  1.
  To elect eight directors to hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified;

  2.
  To hold a non-binding, advisory vote on the compensation of our named executive officers;

  3.
  To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

  4.
  To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

        Please take notice that this year's Annual Meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ATNI2020 and entering the 16-digit control number included in our notice of Internet availability of the proxy materials.

        Stockholders of record at the close of business on July 24, 2020 are entitled to notice of, and to vote at, the Annual Meeting. During the ten days prior to the Annual Meeting, a list of such stockholders will be available, by appointment, for inspection during our ordinary business hours. The list will also be made available electronically upon request for inspection by stockholders in attendance at the virtual Annual Meeting.

        Whether or not you expect to attend the virtual meeting, please cast your vote via the Internet, telephone or mail to ensure that your shares are represented at the Annual Meeting. If you attend the virtual meeting and vote live via webcast, your proxy will not be used.

By order of the Board of Directors,

Mary M. Mabey
 Secretary

ATN INTERNATIONAL, INC.
500 Cummings Center, Suite 2450
Beverly, MA 01915

PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 15, 2020

GENERAL INFORMATION ABOUT VOTING

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of ATN International, Inc., a Delaware corporation, for use at the 2020 Annual Meeting of Stockholders to be held on September 15, 2020, at 9:00 a.m. ET, or any adjournments or postponements thereof. This year's Annual Meeting will be a completely "virtual meeting" of stockholders. You will be able to attend the Annual Meeting, vote and submit questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/ATNI2020 and entering your 16-digit control number.

        We are mailing on August 6, 2020 this Proxy Statement together with our Annual Letter to Stockholders, our Annual Report on Form 10-K for the year ended December 31, 2019 (excluding exhibits), our Amendment No. 1 to our Annual Report on Form 10-K/A, and a proxy card for the Annual Meeting.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on September 15, 2020: This Proxy Statement and our 2019 Annual Report on Form 10-K, along with our Form 10-K/A, are available at http://ir.atni.com/financial-information.

Who Can Vote

        Only stockholders of record at the close of business on July 24, 2020 are entitled to vote at the Annual Meeting. On that date, 16,020,046 shares of common stock, par value $0.01 per share, were outstanding, with each share entitled to one vote. If your shares are registered with our transfer agent directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the beneficial owner of those shares. As a beneficial owner, you may direct your broker or other holder of record on how to vote your owned shares by following their instructions.

Voting

        You may vote your shares held of record either by attending the virtual meeting and voting electronically or voting by proxy. To vote during the meeting, you are invited to visit www.virtualshareholdermeeting.com/ATNI2020 and provide your 16-digit control number to cast your vote. You do not need to register in advance to attend the Annual Meeting. If you choose to vote by proxy, you must complete, sign and date the enclosed proxy card and return it in the enclosed postage prepaid envelope. No postage is necessary if the proxy card is mailed in the United States. You may also vote your shares by following the "Vote by Internet" or "Vote by Phone" instructions on the enclosed proxy card. Telephone and Internet facilities for stockholders of record will be available 24 hours a day from the date of mailing through 11:59 p.m. ET on September 14, 2020. If your proxy card is received in time for voting and not revoked, your shares will be voted at the Annual Meeting in accordance with your instructions. If no instructions are indicated on your proxy card, the shares represented by the proxy card will be voted by the proxy holders as follows:

  •
  FOR the election of the director nominees named herein;

  •
  FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers;

  •
  FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm; and

  •
  in accordance with the judgment of the proxy holders named on the proxy card as to any other matter that is properly brought before the Annual Meeting, or any adjournments or postponements thereof.

        If you hold your shares through a bank, broker or other nominee, the bank, broker or other nominee will give you separate instructions for voting your shares. Telephone and Internet voting will also be offered to stockholders owning shares through certain banks and brokers. You must make arrangements with your bank, broker or other nominee in advance of the Annual Meeting to vote your shares during our virtual meeting.

Quorum

        The holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, whether present during our virtual Annual Meeting or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present at the Annual Meeting, the stockholders present may adjourn the Annual Meeting from time to time, without notice, other than by announcement at the meeting, until a quorum is present or represented. At any such subsequent meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Votes Required

        Proposal 1, the election of each director nominee, requires the affirmative vote of a majority of the votes cast and entitled to vote at the Annual Meeting regarding such director nominee's election. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of the director nominees. A broker non-vote occurs when a bank, broker or other nominee cannot vote a customer's shares registered in the bank's, broker's or other nominee's name because the customer did not send instructions on how to vote on the matter and the bank, broker or nominee is prohibited by law or stock exchange regulations from exercising its discretionary voting authority in the particular matter. Banks, brokers and other nominees will not be entitled to vote a customer's shares in their discretion on Proposal 1.

        Proposal 2, the non-binding, advisory vote on the compensation of our named executive officers, requires the affirmative vote of a majority of the shares present at the Annual Meeting, or represented by proxy, and entitled to vote on the matter. Abstentions will be considered to be votes present and entitled to vote on this proposal and, therefore, they will have the effect of a vote against this proposal. Banks, brokers and other nominees will not be entitled to vote a customer's shares in their discretion on Proposal 2, and broker non-votes will have no effect on the outcome of this proposal.

        Proposal 3, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020 requires the affirmative vote of a majority of the shares present at the Annual Meeting, or represented by proxy, and entitled to vote on the matter. Abstentions will be considered to be votes present and entitled to vote on this proposal and, therefore, they will have the effect of a vote against this proposal. Banks, brokers and other nominees will be entitled to vote a customer's shares in their discretion on Proposal 3, so there will be no broker non-votes on this proposal.

Revocability of Proxies

        A proxy may be revoked at any time before it is exercised by delivering a written revocation or a duly executed proxy card bearing a later date to ATN International, Inc., Attn: Secretary, 500 Cummings Center, Suite 2450, Beverly, MA 01915. A proxy may also be revoked by re-voting by Internet or by telephone as instructed above or by voting electronically at the Annual Meeting. If you hold your shares through a bank, broker or other nominee, you must make arrangements with your bank, broker, or other nominee to revoke your proxy.

Where Can I Find the Voting Results of the Annual Meeting?

        The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

Solicitation Expenses

        We will bear all costs of solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail, facsimile and personal interviews. We will request brokers, banks, and other holders of record to forward proxy soliciting material to beneficial owners. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of the proxy materials. In addition, we will engage Broadridge Investor Communications Solutions, Inc. to assist in the distribution of proxy materials to banks, brokers, nominees and intermediaries at an estimated cost of approximately $20,000 for any such services, plus reasonable out-of-pocket expenses.

Who to Contact for Additional Information

        If you have questions about how to submit your proxy, or if you need additional copies of this Proxy Statement or the enclosed proxy card, please contact our proxy solicitor:

        Broadridge Investor Communications Solutions, Inc.
BY INTERNET: www.proxyvote.com
BY TELEPHONE: 1-800-579-1639
BY E-MAIL: sendmaterial@proxyvote.com

        If you have questions about attending the meeting, please contact us at the following address or telephone number:

ATN International, Inc.
Attn: Investor Relations
500 Cummings Center
Suite 2450
Beverly, MA 01915
(978) 619-1300

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us as of July 24, 2020 (unless otherwise indicated in the footnotes to this table) with respect to the shares of our common stock that were beneficially owned as of such date by:

  •
  each of our current directors and each of the nominees seeking election as director;

  •
  each of our named executive officers as listed in the Summary Compensation Table herein;

  •
  all of our current directors and executive officers as a group; and

  •
  each person (including any partnership, syndicate or other group) known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

        The number of shares beneficially owned by each person listed below includes any shares that the person has a right to acquire on or before September 24, 2020 by exercising stock options or other rights to acquire shares. For each person listed below, the percentage set forth under "Percent of Class" was calculated based on 16,020,046 shares of common stock outstanding on July 24, 2020, plus any shares that person could acquire upon the exercise of any other rights exercisable on or before September 24, 2020. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to the shares shown as beneficially owned by them. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o ATN International, Inc., 500 Cummings Center, Suite 2450, Beverly, MA 01915.

	Shares Beneficially Owned
Beneficial Owners	Number	Percent of Class
Directors, Director Nominees and Named Executive Officers:
Michael T. Prior(1)	541,695	3.39%
Bernard J. Bulkin	7,630	*
James S. Eisenstein	1,853	*
Richard J. Ganong	4,420	*
John C. Kennedy	4,420	*
Pamela F. Lenehan	499	*
Liane J. Pelletier	13,687	*
Charles J. Roesslein(2)	11,682	*
Justin D. Benincasa(3)	34,577	*
William F. Kreisher(4)	37,877	*
Brad W. Martin	2,908	*
Mary M. Mabey(5)	3,913	*
All Current Directors and Executive Officers as a group (12 persons)(6)	665,161	4.17%
5% Stockholders:
Cornelius B. Prior, Jr.(7)	4,218,662	26.40%
BlackRock, Inc.(8)	1,753,643	10.97%
The Vanguard Group(9)	1,128,572	7.06%
Dimensional Fund Advisors LP(10)	1,322,228	8.27%

*
Less than 1%.

(1)
Includes 365,556 shares owned by the Michael T. Prior 2013 Trust and 129,147 shares owned by the Lauren T. Prior 2013 Trust, for each of which Mr. Prior serves as trustee; as well as 5,475 shares of restricted stock which vest on March 8, 2021. Also includes 8,041 shares held by the RP 2014 Trust,

  7,741 shares held by the WP 2015 Trust and 8,141 shares held by the JP 2018 Trust. Mr. Prior serves as trustee of each trust and disclaims beneficial ownership of all shares held by the trusts.

(2)
All shares are owned jointly with Mr. Roesslein's spouse.

(3)
Includes 32,577 shares owned by the Justin D. Benincasa Revocable Trust, for which Mr. Benincasa serves as trustee and 2,000 shares of restricted stock which vest on March 8, 2021.

(4)
Includes 36,552 shares held jointly with Mr. Kreisher's spouse and 1,325 shares of restricted stock which vest on March 8, 2021.

(5)
Includes 3,576 shares held jointly with Ms. Mabey's spouse and 337 shares of restricted stock which vest on March 8, 2021.

(6)
See footnotes (1) through (6).

(7)
Based on information contained in this holder's Schedule 13G/A filed with the SEC on February 14, 2020. Mr. Prior has sole voting and dispositive power with respect to 4,218,162 shares and shared voting and dispositive power with respect to 500 shares. The business address for Mr. Prior is 5521 Curacao Gade, St. Thomas, Virgin Islands 00802.

(8)
Based on information contained in this holder's Schedule 13G/A filed with the SEC on February 4, 2020. BlackRock, Inc. ("BlackRock") has sole voting power with respect to 1,722,392 shares and sole dispositive power with respect to 1,753,643 shares. The address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(9)
Based on information contained in this holder's Schedule 13G/A filed with the SEC on February 12, 2020. The Vanguard Group ("Vanguard") has sole voting power with respect to 10,380 shares, shared voting power with respect to 2,271 shares, sole dispositive power with respect to 1,117,057 shares and shared dispositive power with respect to 11,515 shares. Includes 9,244 shares beneficially owned by Vanguard's wholly-owned subsidiary Vanguard Fiduciary Trust Company ("VFTC") as a result of VFTC's serving as investment manager of collective trust accounts and 3,407 shares beneficially owned by Vanguard's wholly-owned subsidiary Vanguard Investments Australia, Ltd. ("VIA") as a result of VIA's serving as investment manager of Australian investment offerings. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(10)
Based on information contained in this holder's Schedule 13G/A filed with the SEC on February 12, 2020. Dimensional Fund Advisors LP ("Dimensional") has sole voting power with respect to 1,273,959 shares and sole dispositive power with respect to 1,322,228 shares. The address of Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

Delinquent Section 16(a) Reports

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of their initial ownership and of changes in ownership of our equity securities and provide us with copies of those reports. To our knowledge, based solely on our review of such forms filed with the SEC, for the fiscal year ended December 31, 2019, all Section 16(a) reports applicable to our executive officers, directors and 10% stockholders were timely filed except that one transaction that occurred on June 4, 2019 was filed late on Form 5 for all directors.

PROPOSAL 1: ELECTION OF DIRECTORS

        Stockholders are being asked to elect the following eight members to our Board to hold office until our next annual meeting of stockholders or until their respective successors are elected and qualified, subject to their earlier retirement, resignation or removal:

Bernard J. Bulkin
James S. Eisenstein
Richard J. Ganong
John C. Kennedy
Pamela F. Lenehan
Liane J. Pelletier
Michael T. Prior
Charles J. Roesslein

        Each nominee has consented to his or her nomination and is expected to stand for election. However, if any nominee is unable or unwilling to serve, proxies will be voted for a replacement candidate nominated by our Board. Biographical information for each of the nominees is set forth below under "Director and Nominee Experience and Qualifications."

Vote Required

        Each director nominee must be elected by an affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote on such director nominee's election. Abstentions and broker non-votes will not be treated as votes cast and, therefore, will not affect the outcome of the elections.

        If a director nominee does not receive a majority of the votes cast regarding his or her election, such nominee will be required to submit an irrevocable resignation to the Nominating and Corporate Governance Committee of the Board, and the committee will then make a recommendation to the Board as to whether to accept or reject the resignation or whether other action should be taken. The Board will then act on the resignation, taking into account the committee's recommendation, and we will publicly disclose (by filing an appropriate disclosure with the SEC) the Board's decision regarding the resignation within 90 days following certification of the election results. The committee in making its recommendation, and the Board in making its decision, each may consider any factors and other information that they consider appropriate and relevant.

Recommendation of our Board of Directors

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES.

 DIRECTOR AND NOMINEE EXPERIENCE AND QUALIFICATIONS

        Set forth below is biographical information about the nominees for director, each of whom is currently a director. All of the current directors' present terms expire at the Annual Meeting.

        Dr. Bernard J. Bulkin, 78, has been a director of ours since 2016 and is the Chair of our Nominating and Corporate Governance Committee and a member of our Audit Committee. Dr. Bulkin brings particular expertise in the field of renewable energy. He held several senior management roles throughout his approximately twenty-year career at British Petroleum, including Director of the refining business, Vice President Environmental Affairs, and Chief Scientist, and left BP in 2003. He is currently a Director of K3Solar Ltd., IDSolar Power Ltd, and ARQ Ltd. Dr. Bulkin has served on the boards of Severn Trent plc, Ludgate Investments Limited, HMN Colmworth Ltd., Chemrec AB and REAC Fuel AB, each a Swedish biofuel technology developer, and Ze-gen Corporation, a renewable energy company, and chaired the boards of two UK public companies: AEA Technology plc (from 2005 until 2009), and Pursuit Dynamics Plc (from 2011 until 2013). Dr. Bulkin served as Chair of the UK Office of Renewable Energy from 2010 until 2013, was a member of the FTSE Environmental Markets Advisory Committee (2010 to 2017) and has held several other UK government roles in sustainable energy and transport. He earned a B.S. in Chemistry from the Polytechnic Institute of Brooklyn and a Ph.D. in Physical Chemistry from Purdue University. Dr. Bulkin is a Professorial Fellow at the University of Cambridge and is the author of Crash Course, published in March 2015. He was awarded the Honour of Officer of the Order of the British Empire (OBE) in the 2017 New Year Honours List.

        Dr. Bulkin was selected to serve as a director on our Board due to his corporate board experience and his particular expertise in the field of renewable energy.

        James S. Eisenstein, 61, has been a director of ours since October 2019 and is a member of our Nominating and Corporate Governance Committee and Compensation Committee. He is currently Chairman and Chief Executive Officer of Grupo TorreSur, a Latin American focused wireless tower company which he co-founded. Prior to co-founding Grupo TorreSur, Mr. Eisenstein was Chairman and Chief Executive Officer of Optasite Holding Company, Inc. from 2003 to 2008; Chief Executive Officer of Concourse Communications Group LLC in 2003 and Chief Operating Officer and, later, Chief Development Officer of American Tower Corporation, which he co-founded, from 1995 to 2003. Before co-founding American Tower, Mr. Eisenstein was a Partner and Chief Operating Officer of Amaturo Group, Ltd., the owner and operator of radio stations, from 1990 to 1995; was Deputy General Counsel of Home Shopping Network from 1988 to 1990; and an associate at Skadden, Arps, Slate, Meagher and Flom from 1986 to 1988 and at Vinson & Elkins from 1984 to 1986. He is currently a member of the Board of Directors of CTI Towers, Inc. and was Chairman of the Board of Directors of Eaton Towers, Ltd. until the end of 2019, at which time the Company was sold. He also served as a director of Nexamp, Inc. from 2011 to 2016. Mr. Eisenstein is a graduate of Georgetown University and holds an M.B.A. from The Wharton School at the University of Pennsylvania and a J.D. from the University of Pennsylvania Law School.

        Mr. Eisenstein was selected to serve as a director on our Board due to his extensive management and transactional experience in the tower and telecommunications industries.

        Richard J. Ganong, 56, has been a director of ours since June 2018 and is the Chair of our Compensation Committee. Mr. Ganong has more than 25 years of experience in the financial services industry with a focus on venture capital and hedge fund investing. He was a Partner at the Tudor Investment Corporation from 1993 to 2009, an internationally recognized diversified investment management firm, and was a founding General Partner of the Tudor Venture Group which managed a series of funds providing growth capital to private companies in various information technology industries. Mr. Ganong was the Senior Vice President of Development and Alumni Relations at Bowdoin College from 2014 to 2016 and most recently founded Five Pine Partners, where he focuses on advising and investing in emerging companies in the information technology, consumer and food sectors. Mr. Ganong also is an emeritus member of the Board of Overseers at The Tuck School at Dartmouth. He is currently a member of the Board of Directors for The Maine Technology Institute, The Gulf of Maine Research Institute, and Wolfe's Neck Center for Agriculture and the Environment. Mr. Ganong holds a Bachelor of Arts from Bowdoin College and an M.B.A. from the Tuck School at Dartmouth.

        Mr. Ganong was selected to serve as a director on our Board due to his extensive investment background and his corporate advisory experience.

        John C. Kennedy, 55, has been a director of ours since June 2018 and is a member of our Nominating and Corporate Governance Committee. Mr. Kennedy is the founder and CEO of Platform Science, Inc., an emerging company in the connected vehicle and transportation technology space. Previously, he was the President of Qualcomm Enterprise Services and the President of Omnitracs, Inc. Mr. Kennedy is a veteran of News Corp., where he served as Executive Vice President of Operations—Digital Media, from 2009 to 2012. From 2007 to 2008 he served as Executive Vice President of Strategy and Corporate Development at Fox Interactive Media and began his career at Fox as a Senior Vice President of Corporate Development at Fox Networks Group, where he was part of the joint Fox/NBC Universal team that created the joint venture now known as "Hulu." His background includes multiple leadership and strategic roles with technology start-ups, including satellite broadband start-up Teledesic, pioneering online video site Load Media Network, where Mr. Kennedy served as Chief Executive Officer, Leap Wireless, and Wireless Facilities International. He began his business career as a venture capital associate with Idanta Partners. Mr. Kennedy retired as a Commander in the U.S. Navy Reserves in 2016, after serving as a founding team member of DiUX, the Department of Defense's recently established Silicon Valley presence. He served on the staff of U.S. Senator John McCain; the Aide de Camp to the vice chairman of the Joint Chiefs of Staff; and was a naval aviator in the first Gulf War. Mr. Kennedy holds a B.S. in Economics and Engineering from the United States Naval Academy and an M.B.A. from the Harvard Business School, and was a Legis Fellow of the Brookings Institution.

        Mr. Kennedy was selected to serve as a director on our Board due to his deep operating and investment background in telecommunications and technology.

        Pamela F. Lenehan, 67, has been a member of our Board of Directors since June 2020, and serves as a member of the Audit Committee. Ms. Lenehan spent more than 20 years in financial services. Ms. Lenehan has served as President of Ridge Hill Consulting, LLC, a strategy consulting firm, since June 2002. From September 2001 to June 2002, she was self-employed as a private investor. From March 2000 to September 2001, she served as Vice President and Chief Financial Officer of Convergent Networks, Inc., a manufacturer of switching equipment. From February 1995 to January 2000, she was Senior Vice President, Corporate Development and Treasurer of Oak Industries, Inc., a manufacturer of telecommunications components which was sold to Corning. Prior to that time, she was a Managing Director in Credit Suisse First Boston's Investment Banking division raising public and private equity and debt and doing mergers and acquisitions and a Vice President of Corporate Banking at Chase Manhattan Bank lending money to growing technology companies. Ms. Lenehan is currently a director of New Residential Investment Corp., the Center for Women & Enterprise, the National Association of Corporate Directors New England Chapter, and is co-chair of the Boston Chapter of Women Corporate Directors. Ms. Lenehan previously served on the boards of Monotype Imaging, Civitas Solutions, American Superconductor, Spartech Corporation and Avid Technology. Ms. Lenehan has a B.A. in Mathematical Economics, Cum Laude and with Honors, and a M.A. in Economics from Brown University. She holds an Executive Masters Professional Director Certification, Platinum Level, from the American College of Corporate Directors, a national director education organization, and in 2017 received their Distinguished Director Award.

        Ms. Lenehan was selected to serve as a director on our Board due to her broad financial, operating and advisory experience and her qualification as a financial expert.

        Liane J. Pelletier, 62, has been a director of ours since June 2012, is the Independent Lead Director of our Board of Directors and a member of Compensation Committee. Ms. Pelletier has over twenty-five years of experience in the telecommunications industry. From October 2003 through April 2011, she served as the Chief Executive Officer and Chairman of Alaska Communications Systems, and prior to that time served as the former Senior Vice President of Corporate Strategy and Business Development for Sprint Corporation. Ms. Pelletier earned her M.S. in Management at the Sloan School of Business at the Massachusetts Institute of Technology and a B.A. in Economics, magna cum laude, from Wellesley College. Ms. Pelletier currently serves as Chairman of the Nominating and Corporate Governance Committee of the Board of Expeditors International (EXPD), on the Audit and Compensation Committees at Frontdoor, Inc. (FTDR) and on the board of the National Association of Corporate Directors ("NACD"). Ms. Pelletier is a NACD Board Leadership Fellow and has earned the CERT Certificate in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon.

        Ms. Pelletier was selected to serve as a director on our Board due to her expertise in the telecommunications industry, her history as a chief executive officer and her experience in guiding and advising on business strategy.

        Michael T. Prior, 55, is the chairman of the Board of Directors and has been our Chief Executive Officer since December 2005 and an officer of the Company since June 2003. He was elected to the Board in May 2008. Before joining the Company, Mr. Prior was a partner with Q Advisors LLC, a Denver based investment banking and financial advisory firm focused on the technology and telecommunications sectors. Mr. Prior began his career as a corporate attorney with Cleary Gottlieb Steen & Hamilton LLP in London and New York. He received a B.A. degree from Vassar College and a J.D. degree summa cum laude from Brooklyn Law School. Mr. Prior currently serves on the Board of Directors of the Competitive Carriers Association. In 2008, Mr. Prior was named Entrepreneur of the Year for the New England Region by Ernst & Young LLP and One of America's Best CEOs by DeMarche Associates, Inc.

        Mr. Prior was selected to serve as a director on our Board due to his long tenure as Chief Executive Officer of the Company and his broad experience in the telecommunications industry. In 2018, the Board determined that Mr. Prior's extensive business and leadership experience made him the best candidate for Chairman of the Board.

        Charles J. Roesslein, 71, has been a director of ours since April 2002 and is the Chair of our Audit Committee. He has been a director of National Instruments Corporation since July 2000 and is the Co-Founder of Austin Tele-Services Partners, LP, a telecommunications provider, for whom he served as Chief Executive Officer from 2004 to January 2016. He is a retired officer of SBC Communications. Mr. Roesslein previously served as Chairman of the Board of Directors, President and Chief Executive Officer of Prodigy Communications Corporation from June of 2000 until December of 2000. He served as President and Chief Executive Officer of SBC-CATV from October 1999 until May 2000, and as President and Chief Executive Officer of SBC Technology Resources from August 1997 to October 1999. Mr. Roesslein holds a B.S. in Mechanical Engineering from the University of Missouri-Columbia and a master's degree in Finance from the University of Missouri-Kansas City.

        Mr. Roesslein was selected to serve as a director on our Board due to his financial expertise, and previous senior positions held with other telecommunications companies. Mr. Roesslein is qualified as an "audit committee financial expert" as defined in applicable SEC rules.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Our Board is providing stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related materials contained in this Proxy Statement. This proposal, also commonly referred to as a "Say on Pay" vote, gives our stockholders the opportunity to indicate whether they approve of or do not approve of our executive compensation policies and programs and the compensation actually paid to our named executive officers. This advisory vote is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We currently provide our stockholders the opportunity to indicate whether they approve of the compensation of our named executive officers every three years.

        At our 2017 Annual Meeting, stockholders voted on a non-binding and advisory basis on our named executive officer compensation and more than 80% of the shares present, or represented by proxy, and entitled to vote at the 2017 Annual Meeting approved our named executive officer compensation. While the approval in 2017 was advisory and non-binding in nature, the Board and Compensation Committee value the opinion of stockholders and consider this outcome an indication that stockholders agree that our executive compensation programs use appropriate structures and policies that are effective in achieving our Company's goals and objectives.

        Please review the Compensation Discussion and Analysis and the accompanying tabular and other disclosures on executive compensation included in this Proxy Statement and cast a vote either to endorse or not endorse our executive compensation program. A vote "For" this proposal is an advisory vote approving the compensation of our named executive officers, including our compensation practices and principles and their implementation, as discussed and disclosed pursuant to the Securities and Exchange Commission's compensation disclosure rules in the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement.

        The Compensation Committee and the Board believe our executive compensation programs use appropriate structures and policies that are effective in achieving our Company goals and objectives. Accordingly, the Board recommends that you vote in favor of the following resolution:

  "RESOLVED, that the stockholders approve of the compensation of the Company's named executive officers, as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections contained in this Proxy Statement."

        The Say on Pay vote is advisory in nature, and therefore, it is not binding on our Compensation Committee or Board. Although the vote is non-binding, our Compensation Committee will review the voting results, seek to determine the cause or causes of any significant negative voting, and take them into consideration when making future decisions regarding executive compensation programs.

Vote Required

        The approval, on an advisory and non-binding basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the shares present, or represented by proxy, and entitled to vote thereon. Abstentions will be considered to be votes present and entitled to vote on this proposal and, therefore, they will have the effect of a vote against this proposal. Banks, brokers and other nominees are not entitled to vote a customer's shares in their discretion on this proposal, and broker non-votes will have no impact on the outcome of this proposal.

Recommendation of our Board of Directors

        OUR BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm to perform the audits of our financial statements and of our internal control over financial reporting for the fiscal year ending December 31, 2020. In making its selection, the Audit Committee conducted a review of PricewaterhouseCoopers LLP's performance, including consideration of the following:

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  PricewaterhouseCoopers LLP's performance on the audits, including the quality of the engagement team and the firm's experience, client service, responsiveness and technical expertise;

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  The record of the firm against comparable accounting firms in various matters such as regulatory, litigation and accounting matters;

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  The firm's financial strength and performance; and

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  The appropriateness of fees charged by the firm.

        PricewaterhouseCoopers LLP was our independent registered public accounting firm for the year ended December 31, 2019.

        The Board recommends that stockholders ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Vote Required

        The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020 requires the affirmative vote of a majority of the shares present, or represented by proxy, at the Annual Meeting and entitled to vote thereon. Abstentions will be considered to be votes present and entitled to vote on this proposal and, therefore, they will have the effect of a vote against this proposal. Banks, brokers and other nominees will be entitled to vote a customer's shares in their discretion on this proposal, so there will be no broker non-votes on this proposal.

Recommendation of our Board of Directors

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

CORPORATE GOVERNANCE

General

        The role of the Board is to ensure that we are managed for the long-term benefit of our stockholders. The Board periodically reviews and advises management with respect to our annual operating plans and strategic initiatives. The Board has adopted corporate governance principles to assure full and complete compliance with all applicable corporate governance standards.

        During the past year, we have reviewed our corporate governance practices in comparison to the practices of other public companies and to ensure they comport with guidance and interpretations provided by the SEC and the Nasdaq Stock Market ("Nasdaq").

        We have a written Code of Ethics that applies to all of our employees and agents, including, but not limited to, our principal executive officer, principal financial officer and principal accounting officer, or persons performing similar functions. Our Code of Ethics, Nominating and Corporate Governance Committee Charter, Compensation Committee Charter and Audit Committee Charter are available on our website at ir.atni.com and may be obtained free of charge upon request by writing to us at ATN International, Inc., Attn: Secretary, 500 Cummings Center, Suite 2450, Beverly, MA 01915.

Board Leadership Structure

        Our Board is committed to maintaining responsible and effective corporate governance and is focused on the interests of our stockholders. Our Board brings strong leadership and industry expertise to inform the management and direction of the Company on behalf of our stockholders. Management and the Board work together to focus the Board on questions of governance, succession and setting the Company's overall operating and investment strategy.

        Mr. Michael Prior, our Chief Executive Officer, has served as our Chairman since June 2018, and the Nominating and Corporate Governance Committee intends to nominate him to continue to serve in such role for the next year, assuming he is re-elected to the Board. In 2018, the Board determined that its leadership structure, including Mr. Prior's serving as Chairman of the Board and Chief Executive Officer, together with each of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board being chaired by, and entirely composed of, independent directors best served the Company and its stockholders. The Board does not have a policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer, as the Board believes it is in the best interests of the Company and our stockholders to make the determination as to who will serve as Chairman based on an assessment of the current needs of the Company and composition of the Board. Our Board believes that having the Chairman and Chief Executive Officer positions combined aligns corporate strategy development with management oversight of the Board process and, taken together with our Board's Lead Independent Director role, is the appropriate leadership structure for us at this time.

        Since the Chief Executive Officer and Chairman are combined, the Board appointed Liane J. Pelletier as Lead Independent Director, and the Nominating and Corporate Governance Committee intends to re-nominate Ms. Pelletier to serve as Lead Independent Director following this year's Annual Meeting, assuming she is re-elected to the Board. The Lead Independent Director is an independent, non-employee director designated by the Board to serve in a lead capacity to coordinate the activities of the other non-employee directors, interface with and advise management, and perform such other duties as the Board may determine. Although the Board does not have a policy regarding the requirement to appoint a Lead Independent Director, it currently believes that in light of the combined roles of Chairman and Chief Executive Officer, it is appropriate for the Board to continue to have a Lead Independent Director. The Board's practice has been that such role serves:

  •
  to convene and chair meetings of independent directors at each Board meeting and as necessary in addition to regularly scheduled meetings;

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  as a liaison between the Chief Executive Officer/Chairman and the independent directors, to provide feedback from executive sessions and keep the Board informed of other matters as necessary; and

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  as a sounding board, if necessary, to the Chief Executive Officer/Chairman on Board agenda, materials and other matters.

Director Nomination Process

        Our Nominating and Corporate Governance Committee considers director nominees, whether proposed by a stockholder or identified through the Company's processes, in accordance with its charter and our Corporate Governance Guidelines, as currently in effect. The Nominating and Corporate Governance Committee does not rely on a prescribed set of qualifications for director nominees but applies general criteria intended to ensure that the Board includes members with significant breadth of experience, knowledge and abilities as well as financial and industry expertise to assist the Board in performing its duties. Minimum qualifications for director nominees include:

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  Nominees should have a reputation for integrity, honesty and adherence to high ethical standards;

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  Nominees should have demonstrated business acumen, experience and the ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company, and should be willing and able to contribute positively to the decision-making process of the Board;

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  Nominees should have a commitment to understanding the Company and its industries and to regularly attending and participating in meetings of the Board and its committees;

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  Nominees should have an interest in and be capable of understanding the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders; and

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  Nominees should not have, nor appear to have, any conflicts of interest that could impair the nominee's ability to represent the interests of all of the Company's stockholders and to fulfill the responsibilities of a director.

        Nominees will not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. Our Board believes that diversity among Board members in background, expertise and life experience is beneficial as it expands the range of perspectives brought to Board deliberations.

        Accordingly, our Nominating and Corporate Governance Committee also considers nominees based on their differences of viewpoint, professional experience, education, skill and other characteristics that are relevant to the current needs of the Company. In June 2020, the Board elected a second female director and values the diverse viewpoints and skillsets of all its Board members.

        The re-nomination of existing directors is not viewed by our Nominating and Corporate Governance Committee as automatic, but instead is based on continuing qualification under the criteria set forth above. In addition, the Nominating and Corporate Governance Committee evaluates the performance of existing directors on the Board and any applicable committees, which includes consideration of the results of the Board's biannual self-assessment process as well as the extent to which the directors undertook continuing director education. Our Board requires that the backgrounds and qualifications of the directors considered as a group provide a significant breadth of experience, knowledge and abilities that assist the Board in fulfilling its responsibilities. In determining the array of skills and attributes relevant to the Company, the Nominating and Corporate Governance Committee maintains a matrix of all skills and attributes represented by current directors and director nominees, as summarized below:

Leadership experience. Directors who have held significant corporate leadership positions bring valuable knowledge of organization, controls, strategy and risk management, and can provide insight as to how to drive change and growth. More than half of our directors have CEO experience, with most of the Board also including experience in general management, finance, operations, technology, or business development. Our skills matrix also tracks past and current director roles on other corporate boards and committees, ensuring we have the right mix of experience to advise and oversee the Company's executive management.	Finance experience. We believe that as a public company, our Board must have an understanding of our financial reporting processes, risk management policies, and the way we measure our operating and strategic performance by reference to financial goals. Our current slate of director nominees includes two directors who qualify as "audit committee financial experts" as defined in applicable SEC rules, and we expect all of our directors to be financially knowledgeable.

Industry experience. We seek to have directors with experience as executives, directors or in other leadership positions in the industries in which we operate and target for growth. For example, we specifically seek directors with experience in the communications and solar industries.
Board Tenure. We seek to vary the tenure of the directors on our Board, which we believe allows us to preserve continuity of oversight while introducing new insights to our group. In order to accomplish this, our Board engages in succession planning with respect to its current slate of directors, and seeks to maintain a roster of prospective Board nominees in the near- and mid-term. Our directors currently have an average tenure of 5.9 years.

        In addition to the qualifications and considerations set forth above, in considering candidates for nomination to recommend to the full Board, our Nominating and Corporate Governance Committee also is mindful of the requirements of Nasdaq and the SEC that a majority of the Board be composed of "independent" directors. Prior to making any nomination, our Nominating and Corporate Governance undergoes a rigorous review of a candidate's background, engages in several in person meetings with our Chairman as well as the Chair and other members of our Nominating and Corporate Governance Committee, and typically conducts a background check. Our Nominating and Corporate Governance Committee then recommends director nominees to the Board for its consideration and nomination at the next annual meeting of stockholders.

        In selecting director nominees pursuant to the Corporate Governance Guidelines, our Nominating and Corporate Governance Committee considers candidates submitted by stockholders and evaluates such candidates in the same manner and using the same criteria as all other director nominee candidates. To submit a director nominee candidate, stockholders should submit the following information: (a) the candidate's name, age and address, (b) a brief statement of the reasons the candidate would be an effective director, (c) the candidate's principal occupation or employment for the past five years and information about any positions on the board of directors of other companies held by the candidate, (d) any business or other significant relationship the candidate has had with us and (e) the name and address of the stockholder making the submission. Our Nominating and Corporate Governance Committee may also seek additional information regarding the director nominee candidate and the stockholder making the submission. All submissions of director nominee candidates made by stockholders should be sent to ATN International, Inc., Attn: Nominating and Corporate Governance Committee, 500 Cummings Center, Suite 2450, Beverly, MA 01915 and must comply with applicable timing requirements.

Determination of Independence

        Nasdaq rules require that a majority of our directors be "independent" and that we maintain a minimum three-person audit committee and a two-person compensation committee whose members satisfy heightened independence requirements. Pursuant to Nasdaq rules, independence is evaluated using both a subjective test and various objective standards, such as that the director is not an employee of the Company. Under the subjective test, a director qualifies as "independent" if our Board, upon the recommendation of our Nominating and Corporate Governance Committee and after evaluating the objective standards referenced above, affirmatively determines that the director does not have a relationship with us, an affiliate of ours, or otherwise that, in the opinion of the Board, would interfere with the exercise of independent judgment in discharging his or her duties as a director.

        Our Nominating and Corporate Governance Committee and the Board have determined that Messrs. Eisenstein, Ganong, Kennedy, Roesslein, Dr. Bulkin and Mmes. Lenehan and Pelletier are independent for purposes of applicable SEC and Nasdaq rules.

Nominating and Corporate Governance Committee Report

        The Nominating and Corporate Governance Committee has reviewed and discussed the Director Nomination Process and Director Independence disclosure and, based on such review and discussions, we recommended to the Board that (i) these disclosures be included in this Proxy Statement and (ii) that each of the persons listed in Proposal 1, "Election of Directors," be nominated by the Board for election as a director of the Company.

By the Nominating and Corporate Governance Committee

Dr. Bernard J. Bulkin, Chair
James S. Eisenstein
John C. Kennedy

Risk Management and Risk Assessment

        Our Audit Committee has primary responsibility for the oversight of risk management and risk assessment, including the Company's major financial risk exposures, business continuity risks, cyber security risks and the steps management has undertaken to control such risks. Our Board remains actively involved in such oversight of risk management and assessment and receives periodic presentations from our executive officers and certain of their direct reports, as the Board may deem appropriate. This includes discussions of the Company's balance sheet and capital structure in light of potential capital needs and projections of operating cash flows and the risks to such cash flows. While the Board maintains oversight responsibility, management is responsible for the day-to-day risk management processes and makes detailed recommendations on sources and uses of capital. The Board believes this division of responsibility is the most effective approach for addressing the risks facing the Company. As a general matter, management and the Board seek to mitigate major risks to the Company's financial condition by striving to maintain a level of debt to annual operating cash flows that allows the Company to survive short-term unforeseen reductions in cash flow or unanticipated large capital spending needs.

        For the year ended December 31, 2019, the Compensation Committee, in consultation with the Chairman and CEO, reviewed the Company's compensation policies and practices for employees generally as they relate to risk management. As part of this process, the Compensation Committee reviewed the Company's cash and equity incentive compensation plans and practices applicable to all employees to determine whether such programs create incentives that might motivate inappropriate or excessive risk-taking. In the course of such review, the following mitigating features of the Company's incentive compensation programs were considered: (i) the Company's focus on multiple year vesting periods for all equity compensation, including the restricted stock unit awards made for 2019 achievements; (ii) management's practice of conservative awards of annual cash bonus payments; (iii) the relatively low level and intermittent awards of stock options to senior management; and (iv) the use of restricted stock and restricted stock unit awards to encourage management to balance "upside" and "downside" risk. As a result of this process, there were no recommended changes to the Company's incentive compensation programs.

Communications from Stockholders and Other Interested Parties

        To communicate with our Audit Committee regarding issues or complaints about questionable accounting, internal accounting controls or auditing matters, contact the Audit Committee by writing to Audit Committee, ATN International, Inc., 500 Cummings Center, Suite 2450, Beverly, MA 01915.

        To send communications to the Board or to individual directors, stockholders should write to Board of Directors, ATN International, Inc., 500 Cummings Center, Suite 2450, Beverly, MA 01915. All communications received (other than advertisements and similar items) will be directly sent to the Board or to individual members of our Board, as addressed.

Board of Directors' Meetings and Committees

        During 2019, our Board met four times. In 2019, no director attended fewer than 75% of the meetings of the Board and the meetings of the committee(s) on which he or she served. Although we do not have a policy requiring our directors to attend the Annual Meeting, all of our then-current directors attended last year's annual meeting of stockholders.

        Our Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The current membership of each committee is as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Charles J. Roesslein, Chair	Richard J. Ganong, Chair	Dr. Bernard J. Bulkin, Chair
Dr. Bernard J. Bulkin	James S. Eisenstein	James S. Eisenstein
Pamela F. Lenehan	Liane J. Pelletier	John C. Kennedy

        All members of these committees are independent as defined in applicable Nasdaq rules.

Audit Committee

        During 2019, the Audit Committee met nine times, including several meeting sessions without members of management or the Company's independent auditors. Our Audit Committee operates under a written charter that satisfies the applicable standards of Nasdaq and is available on our website at ir.atni.com. The functions of the Audit Committee include:

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  Appointing, approving the compensation of, evaluating and overseeing our independent registered public accounting firm;

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  Reviewing with our independent registered public accounting firm the plan and scope of the audit, its status during the year and any recommendations the independent registered public accounting firm may have for improving or changing the audit and control environment;

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  Pre-approving the services provided by our independent registered public accounting firm;

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  Overseeing the Company's internal audit department and its review and testing of the Company's internal control policies, systems and procedures;

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  Discussing with management and our independent accountant the adequacy of internal accounting and financial controls and, if deemed necessary or appropriate, discussing with each of them, independently of the other, any recommendations on matters that any of them considers to be of importance;

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  Reviewing our accounting principles, policies and practices and financial reporting policies and practices;

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  Reviewing our Code of Ethics, the Audit Committee Charter, the Internal Audit Department Charter and any other relevant Company policies and overseeing other compliance matters;

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  Reviewing and evaluating the effectiveness of the Company's risk assessment and risk management policies and processes;

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  Reviewing and, if appropriate, approving related party transactions entered into by the Company;

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  Reviewing, prior to publication or filing, our annual audited financial statements, quarterly earnings releases and the disclosures that are to be included in our reports on Form 10-Q and Form 10-K, as well as such other information as the Committee deems desirable; and

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  Undertaking other duties as assigned by our Board.

        Our Board has determined that each current member of the Audit Committee meets the financial literacy requirements of Nasdaq. It has also determined that Mr. Roesslein, who is currently the Chair of the Audit Committee and a director nominee for re-election, qualifies as an "audit committee financial expert" under the rules of the SEC and meets the financial sophistication requirements of Nasdaq. In addition, our Nominating and Corporate Governance Committee has determined that each of the current members of our Audit Committee is independent under applicable Nasdaq and SEC rules for audit committee members.

Compensation Committee

        The Compensation Committee met three times during 2019 and once in 2020 to discuss executive compensation for the 2019 year. Our Compensation Committee operates under a written charter that satisfies the applicable standards of Nasdaq and is available on our website at ir.atni.com. The functions of the Compensation Committee include:

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  Reviewing and determining the compensation of our Chief Executive Officer and our other executive officers;

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  Reviewing with the Chief Executive Officer the compensation of the managers of the Company's key operating units;

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  Reviewing the Company's cash and equity incentive compensation plans and practices applicable to all employees to determine whether such programs create incentives that might motivate inappropriate or excessive risk-taking and reporting such findings to the Board;

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  Reviewing and discussing our Compensation Discussion and Analysis in our Proxy Statement with management;

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  Developing, administering and taking all action required or permitted to be taken by the Board under our stock-based incentive plan;

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  Reviewing and recommending to the Board the compensation of our directors;

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  Reviewing and making recommendations to the Board regarding the level, coverage, and competitiveness (based on industry data) of our compensation (including salary and bonus), incentives (both current and long-term), benefits (including profit sharing, group health coverage, disability coverage and life insurance benefits, and use of our stock in option, bonus, or appreciation arrangements), and other perquisites;

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  Retaining and working with compensation consultants or other advisors as the Compensation Committee may deem appropriate to carry out its responsibilities;

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  Considering the results of the most recent stockholder advisory vote on executive compensation and recommending to the Board for approval the frequency with which the Company will conduct such vote;

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  Reviewing the Compensation Committee Charter; and

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  Undertaking such other functions as are assigned to the Compensation Committee by the Board.

        The Compensation Committee meets several times each year to carry out these responsibilities. Early in the year, the Compensation Committee begins its analysis by reviewing the compensation trends and practices of the Company's identified peer group as well as any other entities that the Compensation Committee may deem relevant against the current compensation of the Company's Chief Executive Officer and the Company's other executive officers. This year, the Compensation Committee again retained Compensia, Inc., ("Compensia"), a compensation consultant, to re-evaluate and make recommendations as to the Company's peer group as well as to consult on executive and director compensation trends. Following this review, the Chief Executive Officer typically meets with the Chairman of the Compensation Committee to discuss the draft compensation recommendations, performance analysis and future objectives of each of the executive officers of the Company and finalize, with the Chairman, a memorandum detailing the Company's performance and individual executive officer performance for the year before providing it to the Compensation Committee. Upon the request of the Compensation Committee, the Chief Executive Officer may engage in a detailed discussion of the performance of an executive officer or a manager of one of the Company's key operating units. The Compensation Committee has been authorized by the Board to delegate to the Chief Executive Officer the power to make limited awards under the Company's 2008 Equity Incentive Plan (the "2008 Plan") to employees of the Company. Our Board and our Nominating and Corporate Governance Committee have determined that each of the current members of our Compensation Committee is independent under applicable Nasdaq and SEC rules for compensation committee members.

        The Compensation Committee determines the compensation of the Chief Executive Officer in an executive session following its review of the Chief Executive Officer's performance against his goals for the year, the growth and performance of the Company, his leadership skills for the previous year, his self-evaluation for the prior year's performance, and any other relevant factors.

        For further information about the Compensation Committee's practices, please see "Compensation Discussion and Analysis," under "Executive Officer Compensation" below.

Compensation Committee Interlocks and Insider Participation

        During or prior to the fiscal year ended December 31, 2019, no member of our Compensation Committee was an officer or employee of ours or our subsidiaries or, to our knowledge, had relationships requiring disclosure under the SEC rules. In making these statements, we have relied in part upon representations of those directors.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee of our Board met four times in 2019. Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of Nasdaq and is available on our website at ir.atni.com. The functions of the Nominating and Corporate Governance Committee include:

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  Recommending to the Board the persons to be considered for nomination for election as directors at any meeting of stockholders and the persons (if any) to be elected by the Board to fill any vacancies on the Board;

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  Determining the independence of any director or director nominee to our Board;

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  Recommending to the Board the directors to be appointed to each committee of the Board;

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  Reviewing and making recommendations to the Board regarding any stockholder proposals submitted to the Company pertaining to Board governance and director nominations;

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  Developing and making recommendations to the Board regarding changes to our corporate governance guidelines;

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  Overseeing periodic Board self-evaluations; and

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  Undertaking such other functions as are assigned to the Nominating and Corporate Governance Committee by the Board.

        Our Board has determined that each of the current members of the Nominating and Corporate Governance Committee is independent under applicable Nasdaq and SEC rules.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        PricewaterhouseCoopers LLP has audited our financial statements since 2002. Our Audit Committee has appointed PricewaterhouseCoopers LLP to be our independent registered public accounting firm for 2020 and we are asking stockholders to ratify this appointment in Proposal 3. The services provided by PricewaterhouseCoopers LLP in 2020 are expected to include, in addition to performing the consolidated audit, audits of certain subsidiaries: reviews of quarterly reports; issuance of letters to underwriters in connection with registration statements, if any, we may file with the SEC; and consultation on accounting, financial reporting, tax and related matters. A representative of PricewaterhouseCoopers LLP is expected to be at the Annual Meeting and will have an opportunity to make a statement and respond to questions.

Independent Registered Public Accounting Firm Fees and Services

        The following table presents the aggregate fees for professional services rendered to us by PricewaterhouseCoopers LLP for the years ended December 31, 2019 and 2018:

	2019	2018
Audit Fees(1)	$4,159,757	$4,326,021
Tax Fees(2)	155,500	112,500
All Other Fees(3)	5,700	4,800

Total Fees	$4,320,957	$4,443,321

(1)
Represents fees for professional services rendered for the audits of our consolidated financial statements, audits of certain subsidiaries and assistance with various documents filed with the SEC.

(2)
Represents fees for tax compliance and consulting services.

(3)
Represents fees for compensation surveys and access to online technical accounting and reporting research materials.

Audit Committee Pre-Approval Policy and Procedures

        In accordance with its written charter, our Audit Committee pre-approves all audit and permissible non-audit services, including the scope of contemplated services and the related fees that are to be performed by PricewaterhouseCoopers LLP, our independent registered public accounting firm. The Audit Committee's pre-approval of permissible non-audit services involves consideration of the impact of providing such services on PricewaterhouseCoopers LLP's independence. The Audit Committee is also responsible for ensuring that any approved non-audit services are disclosed to stockholders in our reports filed with the SEC.

Audit Committee Report

        As members of the Audit Committee of the Board of Directors of ATN International, Inc., we have reviewed and discussed with management the audited financial statements of the Company as of and for the year ended December 31, 2019.

        The Audit Committee discussed with the independent registered public accountants the matters required to be discussed by Statement of Auditing Standard No. 1301.

        The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding their communications with the Audit Committee concerning independence, discussed

PricewaterhouseCoopers LLP's independence with PricewaterhouseCoopers LLP and satisfied itself as to PricewaterhouseCoopers LLP's independence.

        We have also concluded that the provision of services by PricewaterhouseCoopers LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, was compatible with maintaining the independence of PricewaterhouseCoopers LLP.

        Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2019.

By the Audit Committee

Charles J. Roesslein, Chair
Bernard J. Bulkin
Pamela F. Lenehan

 EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

        Our Compensation Committee has responsibility for establishing, implementing and maintaining the compensation program for our executive officers. For the purposes of this Compensation Discussion and Analysis, "named executive officers" and "executives" refers to the individuals who served as our Chief Executive Officer and Chief Financial Officer during the fiscal year ended December 31, 2019, as well as the other individuals included in the Summary Compensation Table below.

Compensation Philosophy

        The primary objective of our executive compensation program is to attract, retain and reward executive officers who contribute to our long-term success and to maintain a reasonably competitive compensation structure as compared with similarly situated companies. We seek to align compensation with the achievement of business objectives and individual and Company performance. The annual cash bonus opportunity together with equity compensation that we provide our executive officers are our main incentive compensation tools to accomplish this alignment, as described below.

        A core principle of our compensation philosophy is that a successful compensation program requires the application of judgment and subjective determinations of individual performance. While we do assign an indicative weight to individual and general Company performance in determining an executive officer's compensation, we do not apply a strictly formulaic or mathematical approach to our compensation program. Our Compensation Committee retains discretion to apply its judgment to adjust and align each individual element of our compensation program with the broader objectives of our compensation program and the overall performance and condition of the Company at the time final compensation decisions are made. We believe that our relatively lean management structure, the level of communications between our Board and our senior management team and our corporate culture make this approach an effective method of determining compensation.

        Our Compensation Committee does consider the compensation of executive officers at other companies in order to assess the compensation that we offer our executive officers, as discussed below.

Role of Compensation Consultant

        Our Compensation Committee has retained the advisory services of Compensia, a national executive compensation consulting firm. For the past five years, Compensia has assisted the Compensation Committee with the identification of a relevant peer group and competitive market compensation data regarding the compensation of our named executive officers and directors as compared with the peer group. Compensia does not generally provide any other services to the Compensation Committee, except as may be requested from time to time with respect to specific matters and as described below.

        In 2019, the Compensation Committee asked Compensia to gather peer group data, give advice on any possible changes to the peer group based on that data and update the Compensation Committee on recent or pending changes to the rules and industry trends on executive compensation. In 2020, the Company asked Compensia to gather compensation information with respect to certain subsidiary management roles in the Company's US Telecom segment.

        Compensia works at the direction of, and reports directly to, the Compensation Committee, which may replace the compensation consultant or hire additional advisors at any time. Compensia does not perform any services for the Company unless directed to do so by the Compensation Committee. Based on an analysis of the various factors set forth in the rules of the SEC, the Compensation Committee does not believe that its relationship with Compensia or the work of Compensia on behalf of the

Compensation Committee have raised any conflicts of interest, and the Compensation Committee believes that Compensia is independent.

External Sources

        Generally, we seek to offer executive compensation that is reasonably competitive with telecommunications and to a lesser extent, renewable energy companies, of a similar size. Defining a relevant "peer group" for us has been historically difficult because we have the complexity and geographic diversity (and attendant travel demands) of large multi-national companies but have similar total revenues and market capitalization to companies that tend to be focused on a very limited geographic area and provide limited services. Nonetheless, we believe that comparisons to certain other companies can provide us with useful information regarding appropriate compensation of our named executive officers and directors.

        For 2019, our Compensation Committee updated its peer group selection as follows and referred to the executive compensation paid at the following group of companies:

8 × 8	Gogo	RingCentral
Bandwidth Inc.	GTT Communication	Shenandoah Telecommunications
Boingo Wireless	Iridium Communications	Switch Inc.
Cincinnati Bell	ORBCOMM Inc.	ViaSat
Cogent Communications	Pattern Energy Group	Vonage Holdings
Consolidated Communications

        Our Compensation Committee believes that these companies provide it with helpful indicators of competitive executive compensation levels and pay mix because, as a group, they had the following characteristics that are similar to ours: (1) they are telecommunications or energy companies; (2) several of them have both wireless and wireline operations; (3) several of them are of similar size to the Company; and (4) several have a mix of domestic and international operations. However, finding close peers for the Company is difficult because the Company's diverse group of operations in wide-ranging international and domestic geographies adds a level of complexity above that of the Company's single-market or single-industry peers. Indeed, some of our telecommunications industry peers have much higher revenue than the Company as a whole. Our Compensation Committee regards comparisons of us to these companies as reference points only—as such, we did not seek to establish any benchmark in reference to these companies or to require changes in our executive compensation to match changes in those companies' compensation.

Role of Chief Executive Officer in Compensation Decisions

        At the end of the year, our Chief Executive Officer evaluates the performance of our other named executive officers and makes compensation recommendations to our Compensation Committee based upon those evaluations. Our Board has delegated to our Compensation Committee full discretion in its determination of the compensation to be paid to our Chief Executive Officer and our other named executive officers, including discretion to modify the recommendations of our Chief Executive Officer in determining the type and amounts of compensation paid to each named executive officer. The Compensation Committee interacts directly with the Chief Executive Officer to evaluate his performance, in addition to conducting its own independent assessment of his performance and the performance of the Company during the year.

Elements of Compensation

  Overview

        Our executive compensation program is focused on three separate elements:

  •
  base salary;

  •
  annual cash bonuses; and

  •
  equity awards.

        Other than as described below, our Compensation Committee does not have any specific policies or targets for the allocation or "pay mix" of these compensation elements.

  Base Salary

        We seek to set the base salary of each executive at a level that is competitive, taking into account the overall compensation history of the particular executive and our other executives and the base salaries paid by similarly situated companies for such roles. In addition to merit-based changes when warranted, our Compensation Committee generally believes that base salaries should increase annually at a rate that is generally commensurate with cost-of-living adjustments, as represented by indicators like the Consumer Price Index. In addition to merit-based changes, larger increases (or decreases) may be made based on a change in the responsibilities of the executive. Factors such as the expansion or contraction of the Company and the financial condition and prospects of the Company may also influence annual salary adjustments. From time to time, comparative market factors also may cause the Compensation Committee to make increases above or below the normal cost-of-living adjustment.

        Below is a chart showing the base salary rates for 2019 for our named executive officers, in comparison to those in effect in 2018. For 2019, the Committee decided to provide basic cost-of-living increases for Messrs. Prior, Benincasa, and Kreisher. No base salary increase was provided to Mr. Martin for 2019 pursuant to the terms of his hiring in May 2018. Ms. Mabey's base salary was adjusted in 2019 to better align her base salary to that of others in the chief legal officer role in the Company's peer group.

Named Executive Officer	2019	2018	Annualized Percent Increase from 2018
Michael T. Prior	$630,000	$615,000	2.4%
Justin D. Benincasa	$380,000	$370,000	2.7%
Brad W. Martin(1)	$325,000	$325,000	—
William F. Kreisher	$277,000	$270,000	2.6%
Mary M. Mabey(2)	$260,000	$235,000	10.6%

(1)
The salary for Mr. Martin for the year ended December 31, 2018 represents his annual salary following his appointment as Executive Vice President, Business Operations in April 2018.

(2)
The salary for Ms. Mabey for the year ended December 31, 2018 represents her annual salary following her promotion to Senior Vice President and General Counsel in March 2018.

  Annual Cash and Equity Bonuses

  Annual Cash Bonus

        We believe that a substantial bonus opportunity, as measured as a percentage of the executive's base salary, motivates executive performance because it makes a significant amount of the executive's overall compensation contingent upon individual and Company performance. Further, such approach enables the Company to avoid a higher fixed cost of annual base salaries and gives us the ability to control a major piece of compensation expense if the Company ever experiences a business reversal.

        For 2019, the annual bonus opportunity for each of our named executive officers was as follows:

Named Executive Officer	2019 Annual Bonus Opportunity Expressed as % of Base Salary
Michael T. Prior	100%
Justin D. Benincasa	75%
Brad W. Martin	60%
William F. Kreisher	50%
Mary M. Mabey	50%

        At the end of the year, the Compensation Committee makes an overall assessment of the quality of each named executive officer's performance during the year. For named executive officers other than the Chief Executive Officer, this assessment is based largely on discussions between the Compensation Committee and the Chief Executive Officer. As noted above, the Compensation Committee interacts directly with the Chief Executive Officer to evaluate his performance, in addition to conducting its own independent assessment of his performance and the performance of the Company during the year. For 2019, the target amounts of the bonuses were unchanged from 2018 levels, based upon the Compensation Committee's assessment that such targets were reasonable and appropriate.

        Although broad performance objectives are identified at the beginning of each year as a means to align individual behavior with Company objectives, it is communicated to each executive that the Compensation Committee always has the full discretion to determine the extent to which bonuses will be paid or not, regardless of the achievement of any such objectives. For named executive officers, the actual amount of annual cash bonus awarded for 2019 was based on a highly subjective review of a number of factors that are each assigned a recommended weight for each executive, which varies based on the roles and duties of each individual. In general, the Compensation Committee believes that annual bonuses should be tied to overall Company performance such as significant strategic developments (as assessed by the Compensation Committee) and financial performance, particularly for the most senior members of our management team, such as our Chief Executive Officer and Chief Financial Officer.

        Our corporate performance has historically been reviewed by reference to year-over-year consolidated Company performance and our Compensation Committee will take note of additional significant overall Company achievements or weaknesses which may or may not have impacted or been reflected in the Company's financial or operational results. For 2019, the weight assigned to each performance factor generally ranged from approximately 35-50% for Company operational and financial performance, 35-50% for individual achievements, including accomplishment of individual goals set for the 2019 fiscal year, and 15% for general individual performance, including overall quality of the individual's work performance throughout the year. While these weight ranges are presented to the Compensation Committee by our Chief Executive Officer as a guide in connection with his assessment of our executives' performance during the year, actual bonus awards are subject to the Compensation Committee's discretion to increase or decrease such amount or weight range for each performance metric based on the Compensation Committee's review of each individual's performance and relevant job responsibilities. For the Chief Executive Officer, the Committee generally assigns a higher weight to Company performance than the foregoing range indicates.

        Typically, the Company has paid bonuses at levels at or below the target opportunity with the Compensation Committee treating the bonus opportunity percentage as more of a ceiling. For 2019, we paid the annual bonuses to our named executive officers described under the column entitled

"Non-Equity Incentive Plan Compensation" in the Summary Compensation Table for the reasons described below.

        Our Chief Executive Officer was paid an annual bonus of $525,000, representing 83% of his 2019 annual target bonus opportunity. In determining the annual bonus award for the Chief Executive Officer, and, to a lesser extent, all named executive officers, the Compensation Committee considered a number of factors, including the following: (i) the expansion of free cash flow in excess of internal goals and forecasts, (ii) success meeting or exceeding certain other financial metrics, (iii) the slow rate of progress and other strategic initiatives related to the Company's renewable energy business in India, (iv) the failure to adequately achieve market share gains in certain of the Company's markets, (v) losses in some earlier stage investments, (vi) the strengthening of the Company's financial capacity, (vii) growth in high speed internet subscribers, and (viii) several significant operational efficiencies and improvements and risk mitigation actions completed over the course of the year. The Compensation Committee also noted the relatively lower returns for stockholders in 2019, particularly compared to the broader market, but generally has a philosophy of awarding bonuses based on Company and management operating and strategic execution, as the equity compensation awards made in recent years to management are appropriately impacted by positive or negative returns on the Company's common stock. This approach is buttressed by the officer and director stock ownership guidelines adopted by the Board.

        In reviewing with the Chief Executive Officer the recommendations for annual bonuses to be paid to the other executives, the Compensation Committee considered each named executive officer's contribution to achieving the Company's financial performance and strategic goals, using the weight ranges described above as a general guide.

        Our Chief Financial Officer was paid an annual bonus of $245,000, or 86% of his 2019 annual target bonus opportunity. The Compensation Committee noted, among other things, in recognizing his performance for the 2019 year: (i) the completion of a new revolving credit facility on favorable terms, (ii) his work to ensure the expansion of free cash flow including improving capital and operating expense management, (iii) strong work by the Company's accounting functions adopting and implementing new standards and internal reporting improvements, and (iv) support for several successful major initiatives at the operating subsidiary level.

        Brad W. Martin, our Executive Vice President of Operations, was awarded an annual bonus of $170,000, or 87% of his annual bonus opportunity for 2019. Among other things, the Compensation Committee considered the number and quality of operational improvements undertaken by Mr. Martin and his team including in the areas of information technology, customer care, and marketing strategy. The Compensation Committee also noted his attention to productivity improvements more broadly.

        The Compensation Committee determined to pay the following annual bonuses to the other named executive officers and took particular note of the additional factors described below:

  •
  William F. Kreisher, $111,000 or 80% of his 2019 annual target bonus opportunity, reflecting his support for several major operating and strategic initiatives; and

  •
  Mary M. Mabey, $112,000 or 86% of her 2019 annual target bonus opportunity, reflecting her efforts supporting and leading a number of strategic contract negotiations, guiding regulatory activities in multiple markets and assisting in the implementation of a major new credit facility.

  Annual Equity Awards

        Under our 2008 Plan, we may grant stock options, restricted stock and other equity awards to our directors, consultants and employees, including our named executive officers. Awards made under the 2008 Plan may be granted subject to conditions and restrictions, including vesting requirements, achievement of performance goals and forfeiture and recapture of shares upon certain events. Our

Compensation Committee, composed entirely of independent non-employee directors, grants awards to our employees under our 2008 Plan. Our Chief Executive Officer also has authority to make limited grants under the 2008 Plan to employees of the Company.

        In addition to annual equity awards to our officers, we have awarded significant equity compensation in connection with the hiring or promotions of named executive officers. For new hires, the awards typically are made at the next regularly scheduled Compensation Committee meeting following the hire or promotion. In general, we award restricted stock and stock options with time-based vesting schedules of four years, and, in the case of stock options, having a term of 10 years. Since 2013, the majority of the equity awards granted by the Compensation Committee have been in the form of restricted stock and restricted stock units and the Compensation Committee has not granted option awards to our named executive officers. This year, the Compensation Committee again granted equity awards in the form of restricted stock units. The Committee believes restricted stock units are more in line with our peers than grants of shares of restricted stock, and given the Company's disciplined, long-term approach to its investing and operating strategy, are a better tool for aligning, incentivizing, retaining and rewarding our named executive officers. The Compensation Committee, however, continues to consider other equity-linked incentives from time to time.

        On March 11, 2020, the Compensation Committee granted the following equity compensation to the Company's named executive officers as compensation for each executive's 2019 achievements and general performance of the Company, as described in our Annual Cash Bonus disclosure above:

Restricted Stock Unit Awards
Michael T. Prior	27,250
Justin D. Benincasa	10,650
Brad W. Martin	7,660
William F. Kreisher	6,550
Mary M. Mabey	6,400

Total	58,510

        In keeping with its practice adopted in the 2019 year, after noting the fairly wide swings in share prices that occurred in the weeks leading up to the equity award determination and similar movements in previous years, the Compensation Committee determined the number of restricted stock units to award each recipient by reference to the average closing price for the Company's common stock for the 20 trading days up to and including the Friday prior to its meeting date, or March 6, 2020. For this year, this had the effect of making the number of shares of the average stock award to executives and other employees lower than it would have been using the dollar value on the date of grant as had been done in previous years because the 20-day average was significantly higher than the closing price on the date of grant. While it retains complete discretion to change this approach, the Compensation Committee anticipates continuing to use this method in future years which may result in higher or lower average grants in any given year than under the date of grant approach, as it believes that this practice is a fair approach to dealing with the positive or negative impact of short term movements in the Company's share price.

        In approving the annual cash bonus and equity incentive awards, the Compensation Committee assesses the risks associated with the adoption of these awards, including the performance measures and goals for the awards, and concluded that the restricted stock unit grant awards described above would not be likely to encourage excessive risk taking, as the restricted stock unit awards typically vest ratably over a period of four years. While the Compensation Committee believes it is an important policy of the Board to seek to keep the aggregate shares underlying outstanding stock options, unvested restricted stock and unvested restricted stock units at a reasonable level in relation to our outstanding equity (calculated on a fully diluted basis), the Compensation Committee believes that equity compensation will remain a critical recruitment, retention and incentive tool.

  Retirement, Benefits and Other Arrangements

        In 2008, we adopted a deferred compensation plan for our then existing executives. This plan is intended to provide retirement income to certain of our executives, including some of our named executive officers (who were executives at the time the plan was adopted). It was adopted to offset a reduction in our annual contributions to these executives' accounts under our 401(k) retirement plan that we instituted as a result of the consolidation of our 401(k) plan with similar plans of companies that we acquired. Under this plan, we make bi-weekly credits equal to 8% of the executive's then current base salary to an account on behalf of the executive. In addition to these quarterly credits, although we have historically not done so, we may make additional credits in our sole discretion. See the description of the deferred compensation plan under the caption Non-Qualified Deferred Compensation Plan for additional information regarding the deferred compensation plan. Executives hired after 2008 do not participate in this plan. Except for this plan, our named executive officers currently do not receive any benefits, including retirement, medical and dental, life and disability insurance, that are not also available to all of our employees.

  Severance Agreements

        In March 2019, we entered into amended executive agreements with each of our named executive officers that provide severance benefits. These severance agreements provide each executive with severance pay upon termination as described therein in exchange for standard covenants of confidentiality, non-competition, non-solicitation and non-circumvention for a one year-period following termination and a standard release and waiver of claims. In the event of a termination by the Company without "cause" or by the executive for "good reason" and in the absence of a "change in control" (each as defined in the agreements), each executive would be entitled to (i) severance pay in the amount of one times (and in the case of the Chief Executive Officer, one and a half times) his or her base salary and (ii) COBRA continuation coverage at a rate equal to the rate paid by active employees during the 12 months following the termination (18 months in the case of the Chief Executive Officer). In the event of a termination by the Company without "cause" or by the executive for "good reason" either three months prior to, or 12 months (18 months in the case of the Chief Executive Officer) following, a change in control (as defined in the amended severance agreements), such executive would be entitled to (i) severance pay in the amount of one times (and in the case of the Chief Executive Officer, one and a half times) his or her base salary, (ii) such executive's maximum target incentive compensation for such year (and in the case of the Chief Executive Officer, one and a half times such target), excluding any eligible amounts of equity compensation, (iii) COBRA continuation coverage at a rate equal to the rate paid by active employees during the 12 months following the termination (18 months in the case of the Chief Executive Officer) and (iv) the immediate vesting of all restricted stock, restricted stock units or stock options held by such executive.

  Stock Ownership Guidelines

        We maintain stock ownership guidelines for our executive officers and our directors to further align the interests of management and our directors with those of our stockholders. The ownership guidelines require stock ownership having a "target dollar value," which consists of the value of common stock owned by the executive officer or director as a multiple of that executive officer's base salary or the director's annual cash retainer, as shown in the table below:

Position	Individual Guideline Level
Chief Executive Officer	5x annual base salary
All other Executive Officers	2x annual base salary
Non-Executive Directors	2x annual retainer

        "Target dollar value" generally is based on the number of (i) shares of common stock and (ii) vested shares of restricted stock units with respect to which delivery of an equivalent number of underlying shares has been deferred, in each case "beneficially owned" (as defined by the SEC in Rule 13d-3 promulgated under the Exchange Act) by the executive officer or director, and does not include unvested shares of restricted stock, unvested restricted stock units, performance share units, or unexercised stock options. The value is computed as of the last trading day of each fiscal year, based on the closing price of our common stock as reported on Nasdaq, rounded to the nearest 100 shares.

        For the calculation of satisfaction of the guideline for non-executive directors, the value of the annual retainer includes amounts payable to such director for annual stock or cash compensation, but does not include any additional retainer paid as a result of service as a Board chair, lead independent director, committee chair or committee member.

        Unless and until an executive officer or non-executive director has satisfied his or her applicable guideline level, the executive officer or non-executive director is required to retain an amount equal to 75% of the net shares received as the result of the exercise, vesting or payment of any Company equity awards granted to the executive officer or non-executive director. "Net shares" means those shares that remain after shares are sold or withheld, as the case may be, to (i) pay any applicable exercise price for an equity award (e.g., stock options, stock appreciation rights) or (ii) satisfy any immediate withholding taxes arising in connection with the exercise, vesting or payment of an equity award (e.g., stock options, stock appreciation rights, restricted stock units, restricted stock).

        All of our named executive officers and directors, other than Messrs. Eisenstein, Ganong, Kennedy, and Martin and Ms. Mabey, each of whom first became non-executive directors or executive officers in 2018 or 2019, were in compliance with the policy as of December 31, 2019.

        Our Insider Trading and Anti-Hedging Policy expressly states that directors, officers and employees are prohibited from engaging in "short sales" or any hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds.

  "Say on Pay" Advisory Approval of Executive Compensation

        At our 2017 Annual Meeting, stockholders voted on a non-binding and advisory basis, and the Board elected, to hold an advisory vote of stockholders to approve the compensation of our named executive officers every three years. Stockholders are again being asked this year, on an advisory basis, to approve the compensation of our named executive officers at our 2020 Annual Meeting of Stockholders. While the approval is advisory and non-binding in nature, the Board and Compensation Committee value the opinion of stockholders and will consider this outcome as an indication as to whether stockholders agree that our executive compensation programs use appropriate structures and policies that are effective in achieving our Company's goals and objectives.

Compensation Committee Report

        Each member of the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee

Richard J. Ganong, Chair
James S. Eisenstein
Liane J. Pelletier

2019 Summary Compensation Table

        The table below summarizes the total compensation paid to, or earned by, each of our named executive officers for each of the fiscal years ended December 31, 2019, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Michael T. Prior	2019	630,000	525,000	1,393,000	75,523	2,623,523
Chairman and Chief Executive Officer	2018	615,000	554,000	1,617,660	85,474	2,872,134
	2017	600,000	375,000	1,495,770	123,242	2,594,012
Justin D. Benincasa	2019	380,000	245,000	540,484	46,747	1,212,231
Chief Financial Officer	2018	370,000	250,000	627,000	49,818	1,296,818
	2017	360,000	210,000	546,400	64,662	1,181,062
Brad W. Martin(3)	2019	325,000	170,000	317,604	11,200	823,804
Executive Vice President Business	2018	212,500	121,000	397,500	4,875	735,875
Operations
William F. Kreisher	2019	277,000	111,000	351,036	36,633	775,670
Senior Vice President, Corporate	2018	270,000	122,000	407,550	38,464	838,014
Development	2017	264,000	93,000	361,990	48,703	767,693
Mary M. Mabey(4)	2019	260,000	112,000	306,460	10,774	689,234
Senior Vice President, General	2018	225,500	107,000	156,750	11,513	497,763
Counsel and Corporate Secretary

(1)
The amounts in this column reflect the grant date fair value presented in accordance with FASB ASC Topic 718, of awards granted pursuant to our equity incentive plans. Stock awards are valued at their grant date fair value. Does not include restricted stock unit grants made on March 11, 2020 for 2019 achievements. A discussion of the assumptions used in determining grant date fair value may be found in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)
The amounts in this column reflect matching contributions made by us to each of the named executive officers pursuant to the ATN International, Inc. 401(k) Plan, contributions made by us to a non-qualified deferred compensation plan for Messrs. Prior, Benincasa and Kreisher, and dividends earned on unvested restricted stock awards.

(3)
Mr. Martin joined us in April 2018. His annual salary and performance based cash bonus included in the table above for the 2018 fiscal year represent amounts actually paid based on partial year service and have not been annualized.

(4)
Ms. Mabey joined the Company in 2009 and was appointed General Counsel in March 2018, previously serving as our Deputy General Counsel. Her annual salary and performance based cash bonus included in the table above for the 2018 fiscal year represent amounts actually paid to her during 2018.

Grants of Plan-Based Awards

        The table below sets forth additional information regarding stock grants awarded to our named executive officers during the fiscal year ended December 31, 2019:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
	Grant Date
Name		Threshold(1)	Target	Maximum(1)
Michael T. Prior		—	$630,000	—
	3/13/19				25,000	1,393,000
Justin D. Benincasa		—	$285,000	—
	3/13/19				9,700	540,484
Brad W. Martin		—	$195,000	—
	3/13/19				5,700	317,604
William F. Kreisher		—	$138,500	—
	3/13/19				6,300	351,036
Mary M. Mabey		—	$130,000	—
	3/13/19				5,500	306,460

(1)
There are no threshold or maximum payouts established under the Company's non-equity incentive plan.

(2)
These securities vest ratably on March 13, 2020, 2021, 2022 and 2023.

(3)
The amounts in this column reflect the grant date fair value of awards determined as set forth in footnote 1 to our Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End 2019

        The table below sets forth additional information regarding stock awards granted to our named executive officers that were outstanding as of December 31, 2019.

			Stock Awards Restricted Shares and Units That Have Not Yet Vested
Name	Grant Date		Number of Shares	Market Value ($)(2)
Michael T. Prior(1)	3/13/19		25,000	1,384,750
	3/7/18		19,350	1,071,797
	3/8/17		10,950	606,521
	3/9/16		5,475	303,260
Justin D. Benincasa(1)	3/13/19		9,700	537,283
	3/7/18		7,500	415,425
	3/8/17		4,000	221,560
	3/9/16		2,000	110,780
Brad W. Martin(1)	3/13/19		5,700	315,723
	4/30/18	(3)	7,500	415,425
William F. Kreisher(1)	3/13/19		6,300	348,957
	3/7/18		4,875	270,026
	3/8/17		2,650	146,784
	3/9/16		1,325	73,392
Mary M. Mabey(1)	3/13/19		5,500	304,645
	3/7/18		1,875	103,856
	3/8/17		675	37,388
	3/9/16		350	19,387

(1)
Unless otherwise noted, grants vest 25% annually commencing one year from the date of grant.

(2)
Valued at $55.39 per share, the closing price of our stock on December 31, 2019.

(3)
One-half of this grant will vest on April 30, 2020 with the remaining shares vesting ratably on April 30, 2021 and 2022.

Option Exercises and Stock Vested

        The table below sets forth information with respect to our named executive officers regarding all options that were exercised and restricted stock that vested during 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael T. Prior	—	—	22,650	1,249,937
Justin D. Benincasa	—	—	8,775	484,302
Brad W. Martin	—	—	—	—
William F. Kreisher	—	—	5,750	317,347
Mary M. Mabey	—	—	2,012	111,080

(1)
Reflects the market value of the shares based on the closing price of our common stock on the vesting date.

Non-Qualified Deferred Compensation Plan

        The following table sets forth contributions by us to our deferred compensation plan for fiscal 2019.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Michael T. Prior	—	50,400	138,196	—	787,784
Justin D. Benincasa	—	30,400	70,208	—	450,269
Brad W. Martin(2)	—	—	—	—	—
William F. Kreisher	—	22,160	70,581	—	365,040
Mary M. Mabey(2)	—	—	—	—	—

(1)
The amounts reported in this column are reported for fiscal 2019 in the "All Other Compensation" column of the Summary Compensation Table.

(2)
Mr. Martin and Ms. Mabey are not participants in our deferred compensation plan.

(3)
The amounts in this column that relate to previous years' registrant contributions and aggregate earnings were previously reported as "other compensation" to the named executive officers in the Summary Compensation Table for prior years.

        Effective as of December 5, 2008, we adopted a non-qualified deferred compensation plan for our then existing executive officers. This plan is intended to provide retirement income to our executive officers and was adopted to offset a reduction in our annual contributions to those executives' accounts under our 401(k) retirement plan that we instituted as a result of the consolidation of our 401(k) plan with similar plans of companies that we acquired. Accordingly, we do not expect to add newly hired executives to this plan. Under this plan, we make bi-weekly credits equal to 8% of the executive officer's then current base salary to an account in the plan on behalf of the executive. In addition to these bi-weekly credits, the Compensation Committee may make additional credits in its sole discretion. Credits to such executive officer's account under the plan will be deemed to be invested in one or more investment funds selected by the executive officer. Overall investment return is dependent upon the performance of each executive officer's selected investment alternatives. Credits will be fully vested at all times and the executive officers will have a non-forfeitable interest in the balance of their respective accounts. Benefits under the plan are payable upon a separation from service in a cash lump sum or in accordance with a fixed schedule elected by the executive officer. Distributions may be made prior to the executive officer's separation from service only for certain financial hardship reasons. The plan is intended to be compliant with Section 409A of the Internal Revenue Code of 1986, as amended, and to constitute a non-qualified, unfunded executive benefit plan.

Potential Payments Upon Termination or Change of Control

        We have entered into severance agreements with each of our named executive officers. For a description of these agreements, please see "Severance Agreements" above. The following table sets forth the estimated payments and benefits that would be provided to each of the named executive officers, upon termination or a termination following a change in control. The payments and benefits were calculated assuming that the triggering event took place on December 31, 2019, the last business day of our fiscal year, and using the closing market price of our common stock on that date, $55.39.

Named Executive Officer	Event	Salary & Other Cash Payment(1)	COBRA Benefits	Acceleration of Vesting of Certain Equity	Vesting of Stock Awards	Total
Michael T. Prior	Termination Without Cause or for Good Reason	$1,732,784	$40,293	N/A	$—	$1,773,077
	Change in Control Termination	2,677,784	42,293	100%	4,179,140	6,897,218
Justin D. Benincasa	Termination Without Cause or for Good Reason	830,269	27,580	N/A	—	857,849
	Change in Control Termination	1,115,269	27,580	100%	1,593,331	2,736,179
Brad W. Martin	Termination Without Cause or for Good Reason	325,000	27,911	N/A	—	352,911
	Change in Control Termination	520,000	27,911	100%	536,475	1,084,306
William F. Kreisher	Termination Without Cause or for Good Reason	642,040	27,580	N/A	—	669,620
	Change in Control Termination	780,540	27,580	100%	1,044,338	1,852,458
Mary M. Mabey	Termination Without Cause or for Good Reason	260,000	26,657	N/A	—	286,657
	Change in Control Termination	390,000	26,657	100%	351,355	786,012

(1)
Includes payments under our Non-Qualified Deferred Compensation Plan not triggered by any severance arrangement and payable to the employee upon any termination or resignation of employment.

Pay Ratio Disclosure

        Pursuant to rules adopted pursuant to the Dodd-Frank Act, we have included in this Proxy Statement disclosure of a reasonable estimate of the Chief Executive Officer to median employee pay ratio for 2019 annual compensation. We identified the median employee based on 2019 taxable wages for all individuals, excluding our Chief Executive Officer, employed by us on December 31, 2019

(whether employed on a full-time, part-time, or seasonal basis). For such employees, we annualized the compensation for any full-time employees not employed for the entire 2019 fiscal year, but not for any part-time employees. Other than as set forth above, we did not make any assumptions, adjustments, or estimates with respect to taxable wages. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2019 Summary Compensation Table set forth elsewhere in this Proxy Statement. The annual total compensation of our median employee for 2019 was $36,388. As disclosed in the Summary Compensation Table, our Chief Executive Officer's annual total compensation for 2019 was $2,623,523. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was 72:1.

        The foregoing calculation reflects employees located in all of the Company's operating jurisdictions. At year end, we had approximately 600 employees in the United States and the United States Virgin Islands, and approximately 1,000 employees internationally, principally in Bermuda, the Cayman Islands, Guyana and India, with employees and contractors in Guyana accounting for over half of our employees outside of the United States. For purposes of this calculation, we excluded 3 employees in Canada, approximately 35 employees in India and 4 employees in Singapore, as they represent less than 5% of our employee population. After excluding these employees, we had approximately 950 international employees. Our estimate, using the same compensation measure of taxable wages, of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our United States employees (excluding the Chief Executive Officer) is 30:1.

        In order to give some context to the median annual employee compensation, information regarding the gross domestic product (GDP) per capita for the Company's main operating areas, as reported by The World Factbook, as published by the Central Intelligence Agency, including estimates of GDP for the most recent year available, is set forth below. This information regarding GDP per capita is deemed to be furnished and not filed.

Country	GDP per capita
Bermuda	$99,400
Cayman Islands	58,808
Guyana	8,100
U.S. Virgin Islands	37,000
United States	59,800

DIRECTOR COMPENSATION

        Our Compensation Committee has the responsibility of reviewing and making recommendations to the Board regarding director compensation. We use a combination of cash and stock-based incentive compensation to attract and retain qualified directors. In setting director compensation, we consider the time demand and the requisite knowledge and expertise required for our directors to effectively fulfill their duties and responsibilities to us and our stockholders. We also consider the compensation set by our peer companies in our determination of director compensation.

2019 Director Compensation Table

        The table below summarizes the compensation paid to, or earned by, our non-employee directors for the fiscal year ended December 31, 2019. Mr. Michael Prior, our Chairman and Chief Executive Officer, does not receive any compensation for his Board service beyond the compensation he receives as an executive officer of the Company:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation	Total ($)
Martin L. Budd(2)	65,000	115,718	—	180,718
Bernard J. Bulkin	69,000	115,718	—	184,718
James S. Eisenstein(3)	33,333	76,014	—	109,347
Richard J. Ganong	60,000	115,718	—	175,718
John C. Kennedy	60,500	115,718	—	176,218
Liane J. Pelletier	82,500	115,718	—	198,218
Charles J. Roesslein	76,000	115,718	—	191,718

(1)
The amounts in this column reflect the grant date fair value calculated in accordance with FASB ASC Topic 718, of awards granted pursuant to our Non-Employee Directors Compensation Policy and our 2008 Plan. Actual shares issued based on the average closing price for the Company's common stock for the 20 trading days up to and including May 31, 2019. This had the effect of making the dollar value of the stock award lower than the $120,000 retainer as described below.

(2)
Mr. Budd retired from the Board effective as of June 16, 2020.

(3)
Mr. Eisenstein joined our Board in October 2019. His annual fees and retainer included in the table above for the 2019 year represent amounts actually paid based on partial year service and have not been annualized.

Retainers

        For the fiscal year ended December 31, 2019, our non-employee directors (excluding our Chairman) received an annual retainer of $170,000 (consisting of $50,000 in cash and $120,000 in stock). After noting the fairly wide swings in share prices that occurred in the weeks leading up to the equity award determination and similar movements in previous years, the Compensation Committee determined the number of shares to award each non-employee director by reference to the average closing price for the Company's common stock for the 20 trading days up to and including the Friday prior to its meeting date, or May 31, 2019 (or in the case of Mr. Eisenstein, October 4, 2019). While it retains complete discretion to change this approach, the Compensation Committee anticipates continuing to use this method in future years which may result in higher or lower average grants in any given year than under the date of grant approach, as it believes that this practice is a fair approach to dealing with the positive or negative impact of short term movements in the Company's share price.

        In addition to the retainers, members of the Audit, Compensation and Nominating and Corporate Governance Committees (other than the Chairs of such committees) received additional annual cash payments of $10,000, $7,500 and $3,000, respectively, and the Chairs of the Audit, Compensation and Nominating and Corporate Governance Committees received annual cash payments of $23,000, $15,000 and $9,000, respectively.

        Our Lead Independent Director also receives an additional annual cash retainer of $25,000.

 RELATED PERSON TRANSACTIONS

Policy on Related Person Transactions

        Our Board has a written Related Person Transaction Policy that sets forth our policies and procedures for the reporting, review, and approval or ratification of each related person transaction. Our Audit Committee is responsible for implementing this policy and determining whether any related person transaction is in our best interests. The policy applies to transactions and other relationships that would need to be disclosed in this Proxy Statement as related person transactions pursuant to SEC rules. In general, these transactions and relationships are defined as those involving a direct or indirect interest of any of our executive officers, directors, nominees for director and 5% stockholders, as well as specified members of the family or household of any of these individuals or stockholders, where we or any of our affiliates have participated in the transaction(s) as a direct party or by arranging the transaction(s) and the transaction(s) involves more than $100,000 in any calendar year. The policy also provides that certain types of transactions are deemed to be pre-approved or ratified, as applicable by our Audit Committee.

        In October 2014, our U.S. Virgin Islands business, Choice Communications, LLC ("Choice"), entered into a tower lease with Tropical Tower Ltd ("Tropical Tower"), an entity 90% owned by Mr. C.B. Prior, Jr., our then Chairman, and currently a 5% stockholder. When aggregated with amounts that Choice currently pays to Tropical Tower for an existing tower lease entered into in April 2012, Choice will pay approximately $117,000 per year in rental payments to Tropical Tower. Each tower lease has an initial term of five years, with two additional five-year renewal periods and has provisions for an increase in rent by 5% each year.

        Our Audit Committee approved the specific structure and terms of the Choice lease, as negotiated by Choice management, and unanimously approved the arrangement described above in accordance with the terms of our Related Person Transaction Policy.

        In addition, in connection with Mr. C.B. Prior, Jr.'s retirement from the Board , effective as of June 12, 2018, our Compensation Committee determined that, in recognition of Mr. C.B. Prior, Jr.'s pre-retirement service to the Company, we would provide to Mr. C.B. Prior, Jr. following his retirement (i) COBRA benefits for a period of 18 months, (ii) office space for use for a period of three years with an approximate value of $33,600 per year and (iii) a gift of the Company car used by Mr. C.B. Prior, with an approximate value of $12,000.

 ADDITIONAL INFORMATION

Environmental, Social and Governance Programs

        In addition to the specific board nomination and governance practices described herein, we endeavor to follow best practices for corporate governance in our organization. In the past, this has included direct engagement with our investors to understand and address the environmental, social and governance guidelines they may have for responsible investment.

Renewable Energy

        We recognize the seriousness of global climate change and our responsibility to preserve and protect the environment, and through our options, understand the importance of utilizing renewable energy to improve the Earth's carbon footprint. A foundational key for developing any business or educational institution lies in access to an uninterrupted power supply. Through our Vibrant Energy subsidiary and other past investments, we have committed to investing in, and managing a portfolio of assets that reduce climate changing carbon emissions as well as increase the availability of electricity for communities that do not have adequate or reliable access. Vibrant generates clean energy solutions in India by developing, building, owning and operating solar farms using top tier photovoltaic technology to commercial and industrial customers in India, leading to greater savings for its customers. Examples of past and current renewable energy customers include primary schools, community colleges, private entities, municipalities, water treatment facilities and military installations. Vibrant works very closely with all of its clients to uphold its commitment to quality, reliability and environmental impact.

        Global climate change contributes to the severity of storms our Caribbean properties have experienced. We know that one storm can cause extreme devastation to the coastal communities we serve. Our businesses are focused on refining their disaster preparedness plans. We have invested in hardening our network assets so they are less susceptible to storm damage and have detailed plans to return communication services post storm to the communities we serve. In Bermuda, the Cayman Islands, and the U.S. Virgin Islands, we are making significant capital investment in network monitoring and hardening the physical plant to lessen the potential impact of future storms. In Guyana, in addition to network monitoring, we also monitor the integrity of the seawall protecting the city of Georgetown from rising sea levels.

Human Capital Management and Community Engagement

        We are deeply committed to supporting the communities we serve in the telecommunications industry. We recognize that the first step of our community support rests in the investment we make in our greatest resource, our human capital. We actively encourage the involvement of our employees in their communities, with some of our businesses in engaging in office wide volunteering activities, and we promote the well-being of our employees through promoting educational assistance programs, office-wide community involvement days at certain subsidiaries, employee assistance to those impacted by past hurricanes or other disaster events, and valuable IT and technology training.

        Our telecommunications companies focus not only on superior products to provide vital connectivity to our customers, but also focus on customer privacy and protecting customer data. Security is the vital element in this commitment. We are committed to investing in corporate resources in order to implement security policies and procedures that inform our employees and protect our networks and data.

        Our locally run telecommunications services also participate in the sponsorship of community events, local schools, and philanthropic organizations. In Guyana, recognizing the lack of cancer prevention awareness, our GT&T created its annual "Pinktober" campaign with a mission to provide education on cancer screening and treatment, and to raise funds to contribute to the facilitation of and access to screenings, treatment and psychosocial support. Now in its third year, the month-long campaign, culminating in a charity run/walk/bike, has garnered support to unify the country in battling cancer. In the United States, our partnership on the Navajo Nation has led to our support of local youth, from providing free Wi-Fi in school buses, to sponsoring local basketball games, to providing scholarships to the Student Conservation Association, a program designed to provide youth a conservation experience from repairing trails and restoring habitats while also better understanding the Diné culture.

COVID-19 Relief Efforts

        Finally, we recognize the extreme hardships facing the communities we serve as a result of the global coronavirus (COVID-19) pandemic. A more up to date list of our philanthropic and community support efforts, including support that we have provided to our markets with respect to COVID-19 relief efforts, can be found at [https://atni.com/responsibility].

Stockholder Proposals for 2021 Annual Meeting

        All suggestions from stockholders are given careful attention. Proposals intended for consideration at next year's annual meeting of stockholders should be sent to ATN International, Inc.; Attn: Secretary, 500 Cummings Center, Suite 2450, Beverly, MA 01915.

        The 2020 Annual Meeting of Stockholders was delayed due to the COVID-19 pandemic. We expect to return to a normalized schedule for our 2021 Annual Meeting of Stockholders. Therefore, the date of the 2021 Annual Meeting will change by more than 30 days from the anniversary date of the 2020 Annual Meeting. As a result, the Company is disclosing a deadline for submission of stockholder proposals for inclusion in the proxy materials for the 2021 Annual Meeting. The Company is hereby informing stockholders that to be considered for inclusion in the proxy materials for our 2021 Annual Meeting, stockholder proposals submitted under Rule 14a-8 must be received by us by December 31, 2020, which the Company believes to be a reasonable time before it expects to begin to print and send its proxy materials for the 2021 Annual Meeting, and any such proposals must comply with all applicable rules and regulations promulgated by the SEC.

        A stockholder who wishes to make a proposal at the 2021 Annual Meeting, but does not wish to have the proposal included in the proxy statement for that meeting, must also give notice of the proposal to us no later than March 31, 2021, in order for the notice to be considered timely under Rule 14a-4(c)(1) of the Exchange Act.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of each of our Proxy Statement, our Annual Report on Form 10-K and our Form 10-K/A may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any of these documents to you if you contact us at the following address or telephone number: Investor Relations, ATN International, Inc., Secretary, 500 Cummings Center, Suite 2450, Beverly, MA 01915, (978) 619-1300. If you want to receive separate copies of such materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

Annual Report and Other SEC Filings

        Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are available on our website at ir.atni.com. These filings and other SEC filings, including our

Proxy Statement, are also available on the SEC's website at www.sec.gov. This Proxy Statement, our Annual Letter to Stockholders and Annual Report on Form 10-K, along with our Form 10-K/A, for the fiscal year ended December 31, 2019, and a letter from our Chairman and Chief Executive Officer are also available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your control number(s) available that appear on your proxy card.

        A copy of these filings, including our Annual Letter to Stockholders, our Annual Report on Form 10-K, along with our Form 10-K/A, for the fiscal year ended December 31, 2019 (excluding exhibits), may be obtained, at no cost, by writing to ATN International, Inc., Attn: Secretary, 500 Cummings Center, Suite 2450, Beverly, MA 01915.

        Our Annual Letter to Stockholders, which is being mailed to stockholders with this Proxy Statement, is not incorporated into this Proxy Statement and is not deemed to be part of the proxy soliciting material.

By order of the Board of Directors,

Mary Mabey

Secretary

August 6, 2020

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ATN INTERNATIONAL, INC. 500 CUMMINGS CENTER, SUITE 2450 BEVERLY, MA 01915 During The Meeting - Go to www.virtualshareholdermeeting.com/ATNI2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D21470-P43057 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ATN INTERNATIONAL, INC. The Board of Directors recommends you vote FOR the following: 1. Election of 8 Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! Yes ! ! ! ! ! ! ! ! No ! ! ! ! ! ! ! ! 1a. Bernard J. Bulkin The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain ! ! ! ! ! ! 1b. James S. Eisenstein 2. To approve, on a non-binding, advisory basis, the compensation of our named executive officers. Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2020. 3. 1c. Richard J. Ganong 1d. John C. Kennedy NOTE: In their discretion the Proxies are authorized to vote upon such other further business, if any, as may properly come before the meeting. 1e. Pamela F. Lenehan 1f. Liane J. Pelletier 1g. Michael T. Prior 1h. Charles J. Roesslein ! ! Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders to be held on September 15, 2020. The Proxy Statement, Letter to Stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended are available at http://ir.atni.com/financials.cfm • The annual meeting is scheduled to take place at 9:00 a.m., local time, at www.virtualshareholdermeeting.com/ATNI2020. • Even if you expect to attend the annual meeting, please promptly complete, sign, date and mail this proxy card. Stockholders who attend the meeting may revoke their proxies and vote during the meeting if they so desire. D21471-P43057 ATN INTERNATIONAL, INC. ANNUAL MEETING OF STOCKHOLDERS - SEPTEMBER 15, 2020 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned appoints Michael T. Prior and Mary M. Mabey and each of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote as instructed herein, all shares of Common Stock of ATN International, Inc. held of record by the undersigned on July 24, 2020, at the Annual Meeting of Stockholders to be held on September 15, 2020 or any adjournment or postponement thereof on the matters set forth in the Notice and Proxy Statement. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER INSTRUCTED ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE INDICATED, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN ITEM 1 AND "FOR" ITEMS 2 AND 3, AND AT THE DISCRETION OF THE PROXIES NAMED ABOVE, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. (Continued and to be marked, dated and signed on other side)